Exhibit 10.23

CRICUT, INC.

EXECUTIVE CHANGE IN CONTROL AND SEVERANCE PLAN

AND SUMMARY PLAN DESCRIPTION

1.Introduction.  The purpose of this Cricut, Inc. Executive Change in Control and Severance Plan (the “Plan”) is to provide assurances of specified benefits to certain employees of the Company whose employment could be being involuntarily terminated other than for death, Disability, or Cause or voluntarily terminated for Good Reason under the circumstances described in the Plan.  This Plan is an “employee welfare benefit plan,” as defined in Section 3(1) of ERISA.  This document is both the written instrument under which the Plan is maintained and the required summary plan description for the Plan.

2.Important Terms.  The following words and phrases, when the initial letter of the term is capitalized, will have the meanings set forth in this Section 2, unless a different meaning is plainly required by the context:

(a)“Administrator” means the Company, acting through the Compensation Committee or another duly constituted committee of members of the Board, or any person to whom the Administrator has delegated any authority or responsibility with respect to the Plan pursuant to Section 11, but only to the extent of such delegation.

(b)“Base Salary” means the Participant’s annual base salary as in effect immediately prior to the Executive’s Qualifying Termination (or if the termination is due to a resignation for Good Reason based on a material reduction in base salary, then the Executive’s annual base salary in effect immediately prior to the reduction) or, if the amount is greater, at the level in effect immediately prior to the Change in Control.

(c)“Board” means the Board of Directors of the Company.

(d)“Cause” has the meaning set forth in the Participant’s Participation Agreement or, if no definition is set forth, means the following:

The Participant (i) entering a plea of no-contest with respect to, or being convicted (including by a plea of guilty) of a felony, whether or not related to the Participant’s employment with the Company; (ii) committing (x) any illegal conduct that results in material damage or harm to the business, financial condition, reputation or assets of the Company or any person that, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, the Company (each, a “Company Affiliate”) (y) or any action involving dishonesty, fraud or moral turpitude, with respect to the Company or any Company Affiliate or any of their employees, customers or suppliers; (iii) engaging in gross misconduct or being grossly negligent with respect to  the performance of the Participant’s duties; (iv) failing to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities, after being instructed by the Company or any Company Affiliate to cooperate, or destroying or failing to preserve documents or other material reasonably known to be relevant to such an investigation, or inducing other persons to fail to cooperate or to destroy or fail to produce documents or other material; (v) materially violating the Company’s written conduct policies, including but not limited to the Company’s Code of Conduct and Ethics; (vi) materially breaching any agreement with the Company, including the Participant’s employment agreement with the Company (with the exception of a material breach based on the reasonable good faith belief that such act is or was in the best interests of the Company or any Company Affiliate); (vii) willfully making a material and unauthorized disclosure of confidential information with respect to the Company or any Company Affiliate; (viii) either failing or refusing to perform any of the Participant’s duties; (ix) making disparaging, derogatory or detrimental comments about the Company or any Company Affiliate; (x) engaging in a pattern of conduct that is detrimental to the reputation of the Company or any Company Affiliate; or (xi) abusing alcohol, prescribed medication or illegal drugs (whether or not at the workplace).  The Company will give the Participant written notice prior to termination of employment pursuant to sub-paragraphs (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) or (xi) of the foregoing, setting forth the nature of any alleged failure, breach or refusal in reasonable detail and the conduct required to cure.  Except for a failure, breach or refusal which, by its nature, cannot reasonably be expected to be cured, the Participant shall have 20 business days from the giving of such notice within which to cure any failure, breach or refusal under sub-paragraphs (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) or (xi) of the foregoing; provided, however, that if the Company or any Company Affiliate reasonably expects irreparable injury from a delay of 20 business days, the Company may give the Participant notice of such shorter period within which to cure as is reasonable under the circumstances.

(e)“Change in Control” means the occurrence of any of the following events:

(i)Change in Ownership of the Company.  A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control, and (B) any acquisition of stock of the Company by Petrus or any Petrus Affiliate will be disregarded for purposes of determining whether a Change in Control has occurred pursuant to this subsection (i).  Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i).  For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities.  For the avoidance of doubt, increases in the percentage of total voting power owned by the Petrus or any Petrus Affiliate, irrespective of the circumstances, shall not constitute an acquisition that creates a Change in Control under this subsection (i); or

(ii)Change in Effective Control of the Company.  A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)Change in Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3).  For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a “change in control event” within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f)“Change in Control Period” means the time period beginning on the date that is 3 months prior to a Change in Control and ending on the date that is 18 months following a Change in Control.

(g)“Code” means the Internal Revenue Code of 1986, as amended.

(h)“Company” means Cricut, Inc., a Delaware corporation, and any successor that assumes the obligations of the Company under the Plan, by way of merger, acquisition, consolidation or other transaction.

(i)“Compensation Committee” means the Compensation Committee of the Board.

(j)“Director” means a member of the Board.

(k)“Disability” means “Disability” as defined in the Company’s long-term disability plan or policy then in effect with respect to that Participant, as such plan or policy may be in effect from time to time, and, if there is no such plan or policy, a total and permanent disability as defined in Code Section 22(e)(3).

(l)“Equity Awards” means a Participant’s outstanding stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance stock units and any other Company equity compensation awards.

(m)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(n)“Good Reason” has the meaning set forth in the Participant’s Participation Agreement or, if no definition is set forth, means the occurrence of one or more of the following (through a single action or series of actions), without the Participant’s written consent, with respect to Participant, provided that the Company receives, within 30 days following the occurrence of any of the events set forth in clauses (i) through (iv) below, written notice from Participant indicating the specific basis for Participant’s belief that Participant are entitled to terminate employment for Good Reason, the Company fails to cure the event constituting Good Reason within 30 days after receipt of such written notice thereof, and Participant terminates employment immediately following expiration of such cure period or the Company’s written notice to Participant that it will decline to cure the condition: (i) the Company’s material, adverse alteration of the nature or the status of the Participant’s position, duties, responsibilities or authority; (ii) the Company’s material breach of the Participant’s employment agreement with the Company; (iii) a material reduction of the Participant’s base salary; (iv) a relocation of the Participant’s principal work location to a facility or a location more than 50 miles from his or her prior work location, except for a relocation to the Company’s principal office in Utah.

(o)“Participant” means an employee of the Company or of any subsidiary of the Company who (a) has been designated by the Administrator to participate in the Plan either by position or by name and (b) has timely and properly executed and delivered a Participation Agreement to the Company.

(p)“Participation Agreement” means the individual agreement (as will be provided in separate cover as Appendix A) provided by the Administrator to a Participant under the Plan, which has been signed and accepted by the Participant.

(q)“Petrus” means Petrus Trust Company, LTA.

(r)“Petrus Affiliate” means any corporation or any other entity (including, but not limited to, trusts, partnerships and joint ventures) controlling, controlled by, or under common control with Petrus.

(s)“Plan” means the Cricut, Inc. Executive Change in Control and Severance Plan, as set forth in this document, and as hereafter amended from time to time.

(t)“Qualifying Termination” unless otherwise defined in the Participant’s Participation Agreement, means a termination of a Participant’s employment with the Company (or any parent or subsidiary of the Company) within the Change in Control Period by (i) the Participant for Good Reason, or (ii) the Company (or any parent or subsidiary of the Company) for a reason other than Cause, the Participant’s death or Disability.

(u)“Section 409A Limit” means 200% of the lesser of: (i) the Participant’s annualized compensation based upon the annual rate of pay paid to the Participant during the Participant’s taxable year preceding the Participant’s taxable year of the Participant’s termination of employment as determined under, and with such adjustments as are set forth in, Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the Participant’s employment is terminated.

(v)“Severance Benefits” means the compensation and other benefits that the Participant will be provided in the circumstances described in Section 4.

3.Eligibility for Severance Benefits.  A Participant is eligible for Severance Benefits, as described in Section 4, only if he or she experiences a Qualifying Termination.

4.Qualifying Termination.  Upon a Qualifying Termination, then, subject to the Participant’s compliance with Section 6, the Participant will be eligible to receive the following Severance Benefits as described in Participant’s Participation Agreement, subject to the terms and conditions of the Plan and the Participant’s Participation Agreement:

(a)Cash Severance Benefits.  Cash severance equal to the amount, if any, set forth in the Participant’s Participation Agreement and payable in cash at the time(s) specified the Participant’s Participation Agreement.

(b)Equity Award Vesting Acceleration Benefit.  Only to the extent specifically provided in the Participant’s Participation Agreement, a portion of Participant’s Equity Awards will vest and, to the extent applicable, become immediately exercisable.

5.Limitation on Payments.  In the event that the severance and other benefits provided for in this Plan or otherwise payable to a Participant (i) constitute “parachute payments” within the meaning of Section 280G of the Code (“280G Payments”), and (ii) but for this Section 5, would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the 280G Payments will be either:

(x) delivered in full, or

(y) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.  If a reduction in the 280G Payments is necessary so that no portion of such benefits are subject to the Excise Tax, reduction will occur in the following order: (i) cancellation of equity awards granted “contingent on a change in ownership or control” (within the meaning of Code Section 280G); (ii) a pro rata reduction of (A) cash payments that are subject to Section 409A as deferred compensation and (B) cash payments not subject to Section 409A; (iii) a pro rata reduction of (A) employee benefits that are subject to Section 409A as deferred compensation and (B) employee benefits not subject to Section 409A; and (iv) a pro rata cancellation of (A) accelerated vesting of equity awards that are subject to Section 409A as deferred compensation and (B) equity awards not subject to Section 409A.  In the event that acceleration of vesting of equity awards is to be cancelled, such acceleration of vesting will be cancelled in the reverse order of the date of grant of a Participant’s equity awards.

A nationally recognized professional services firm selected by the Company, the Company’s legal counsel or such other person or entity to which the parties mutually agree (the “Firm”) will make any determination required under this Section 5.  Such determinations will be made in writing by the Firm and any good faith determinations of the Firm will be conclusive and binding upon Participant and the Company.  For purposes of making the calculations required by this Section 5 the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  Participant and the Company will furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section 5.  The Company will bear all costs the Firm may incur in connection with any calculations contemplated by this Section 5.

6.Conditions to Receipt of Severance.

(a)Release Agreement.  As a condition to receiving the Severance Benefits, each Participant will be required to sign and not revoke a separation and release of claims agreement in substantially the form attached hereto as Appendix B but subject to any revisions that the Company deems in its discretion to be necessary or advisable to comply with applicable law or regulation (the “Release”).  In all cases, the Release must become effective and irrevocable no later than the 60th day following the Participant’s Qualifying Termination (the “Release Deadline Date”).  If the Release does not become effective and irrevocable by the Release Deadline Date, the Participant will forfeit any right to the Severance Benefits.  In no event will the Severance Benefits be paid or provided until the Release becomes effective and irrevocable.

(b)Confidential Information.  A Participant’s receipt of Severance Benefits will be subject to the Participant continuing to comply with the terms of any confidentiality, proprietary information and inventions agreement between the Participant and the Company.

(c)Mutual Non-Disparagement.

(i)As a condition to receiving Severance Benefits under this Plan, the Participant agrees that following the Participant’s termination, the Participant will not knowingly and materially disparage, libel, slander, or otherwise make any materially derogatory statements regarding the Company or any of its officers or directors.  Notwithstanding the foregoing, nothing contained in the Plan will be deemed to restrict the Participant from providing information to any governmental or regulatory agency or body (or in any way limit the content of any such information) to the extent the Participant is required to provide such information pursuant a subpoena or as otherwise required by applicable law or regulation, or in accordance with any governmental investigation or audit relating to the Company.

(ii)The Company agrees that during the period following the Participant’s termination that the Participant is entitled to receive Severance Benefits under this Plan, the Company’s executive officers and directors will not knowingly and materially disparage, libel, slander, or otherwise make any materially derogatory statements regarding the Participant.  Notwithstanding the foregoing, nothing contained in the Plan will be deemed to restrict any of the Company’s executive officers and directors from providing information to any governmental or regulatory agency or body (or in any way limit the content of any such information) to the extent the Company and/or any of its executive officers or directors is required to provide such information pursuant a subpoena or as otherwise required by applicable law or regulation, or in accordance with any governmental investigation or audit relating to the Company.  For the avoidance of doubt, this Section 6(c)(ii) shall cease to apply upon the Participant’s failure to comply with any of the requirements to receive the Severance Benefits (including, but not limited to, compliance with Section 6(c)(i)).

(d)Other Requirements.  If a Participant, at any time, violates any provisions of the Plan (including the provisions of this Section 6), Severance Benefits under this Plan shall terminate immediately for such Participant, and (without limiting any legal rights of the Company) any prior payments will be returned to the Company.

7.Timing of Severance Benefits.  Unless otherwise provided in a Participant’s Participation Agreement, provided that the Release becomes effective and irrevocable by the Release Deadline Date and subject to Section 9, the Severance Benefits will be paid, or in the case of installments, will commence, on the first Company payroll date following the Release Deadline Date (such payment date, the “Severance Start Date”), and any Severance Benefits otherwise payable to the Participant during the period immediately following the Participant’s termination of employment with the Company through the Severance Start Date will be paid in a lump sum to the Participant on the Severance Start Date, with any remaining payments to be made as provided in this Plan and the Participant’s Participation Agreement.

8.Exclusive Benefit.  Except as otherwise specifically provided in Appendix A, the Severance Benefits shall be the exclusive benefit for a Participant related to termination of employment with the Company (or any parent or subsidiary).

9.Section 409A.

(a)Notwithstanding anything to the contrary in this Plan, no Severance Benefits to be paid or provided to a Participant, if any, under this Plan that, when considered together with any other severance payments or separation benefits, are considered deferred compensation under

Section 409A of the Code, and the final regulations and any guidance promulgated thereunder (“Section 409A”) (together, the “Deferred Payments”) will be paid or provided until the Participant has a “separation from service” within the meaning of Section 409A.  Similarly, no Severance Benefits payable to a Participant, if any, under this Plan that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A‑1(b)(9) will be payable until the Participant has a “separation from service” within the meaning of Section 409A.

(b)It is intended that none of the Severance Benefits will constitute Deferred Payments but rather will be exempt from Section 409A as a payment that would fall within the “short-term deferral period” as described in Section 9(d) below or resulting from an involuntary separation from service as described in Section 9(e) below.  In no event will a Participant have discretion to determine the taxable year of payment of any Deferred Payment.

(c)Notwithstanding anything to the contrary in this Plan, if a Participant is a “specified employee” within the meaning of Section 409A at the time of the Participant’s separation from service (other than due to death), then the Deferred Payments, if any, that are payable within the first 6 months following the Participant’s separation from service, will become payable on the date 6 months and 1 day following the date of the Participant’s separation from service.  All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit.  Notwithstanding anything herein to the contrary, in the event of the Participant’s death following the Participant’s separation from service, but before the 6 month anniversary of the separation from service, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of the Participant’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit.  Each payment and benefit payable under this Plan is intended to constitute a separate payment under Section 1.409A-2(b)(2) of the Treasury Regulations.

(d)Any amount paid under this Plan that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Payments for purposes of this Section 9.

(e)Any amount paid under this Plan that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit will not constitute Deferred Payments for purposes of this Section 9.

(f)The foregoing provisions are intended to comply with or be exempt from the requirements of Section 409A so that none of the Severance Benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply or be exempt.  Notwithstanding anything to the contrary in the Plan, including but not limited to Sections 11 and 13, the Company reserves the right to amend the Plan as it deems necessary or advisable, in its sole discretion and without the consent of the Participants, to comply with Section 409A or to avoid income recognition under Section 409A prior to the actual payment of Severance Benefits or imposition of any additional tax.  In no event will the Company reimburse a Participant for any taxes or other costs that may be imposed on the Participant as result of Section 409A.

10.Withholdings.  The Company will withhold from any Severance Benefits all applicable U.S. federal, state, local and non-U.S. taxes required to be withheld and any other required payroll deductions.

11.Administration.  The Company is the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA).  The Plan will be administered and interpreted by the Administrator (in his or her sole discretion).  The Administrator is the “named fiduciary” of the Plan for purposes of ERISA and will be subject to the fiduciary standards of ERISA when acting in such capacity.  Any decision made or other action taken by the Administrator with respect to the Plan, and any interpretation by the Administrator of any term or condition of the Plan, or any related document, will be conclusive and binding on all persons and be given the maximum possible deference allowed by law.  In accordance with Section 2(a), the Administrator (a) may, in its sole discretion and on such terms and conditions as it may provide, delegate in writing to one or more officers of the Company all or any portion of its authority or responsibility with respect to the Plan, and (b) has the authority to act for the Company (in a non-fiduciary capacity) as to any matter pertaining to the Plan; provided, however, that any Plan amendment or termination or any other action that reasonably could be expected to increase materially the cost of the Plan must be approved by the Board.

12.Eligibility to Participate.  To the extent that the Administrator has delegated administrative authority or responsibility to one or more officers of the Company in accordance with Sections 2(a) and 11, each such officer will not be excluded from participating in the Plan if otherwise eligible, but he or she is not entitled to act upon or make determinations regarding any matters pertaining specifically to his or her own benefit or eligibility under the Plan.  The Administrator will act upon and make determinations regarding any matters pertaining specifically to the benefit or eligibility of each such officer under the Plan.

13.Amendment or Termination.  The Company, by action of the Administrator, reserves the right to amend or terminate the Plan at any time, without advance notice to any Participant and without regard to the effect of the amendment or termination on any Participant or on any other individual, subject to the following; provided, however, that any amendment or termination of the Plan that is materially detrimental to a Participant prior to such amendment or termination of the Plan will not be effective with respect to such Participant without such Participant’s prior written consent.  Any amendment or termination of the Plan will be in writing.  Notwithstanding the foregoing, any amendment to the Plan that (a) causes an individual to cease to be a Participant, or (b) reduces or alters to the detriment of the Participant the Severance Benefits potentially payable to that Participant (including, without limitation, imposing additional conditions or modifying the timing of payment), will not be effective without that Participant’s written consent.  Any action of the Company in amending or terminating the Plan will be taken in a non‑fiduciary capacity.

14.Claims and Appeals.

(a)Claims Procedure.  Any employee or other person who believes he or she is entitled to any Severance Benefits may submit a claim in writing to the Administrator within 90 days of the earlier of (i) the date the claimant learned the amount of his or her Severance Benefits or (ii) the date the claimant learned that he or she will not be entitled to any Severance Benefits.  If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based.  The notice also will describe any additional information needed to support the claim and the Plan’s procedures for appealing the denial.  The denial notice will be provided within 90 days after the claim is received.  If special circumstances require an extension of time (up to 90 days), written notice of the extension will be given within the initial 90-day period.  This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision on the claim.

(b)Appeal Procedure.  If the claimant’s claim is denied, the claimant (or his or her authorized representative) may apply in writing to the Administrator for a review of the decision denying the claim.  Review must be requested within 60 days following the date the claimant received the written notice of their claim denial or else the claimant loses the right to review.  The claimant (or representative) then has the right to review and obtain copies of all documents and other information relevant to the claim, upon request and at no charge, and to submit issues and comments in writing.  The Administrator will provide written notice of its decision on review within 60 days after it receives a review request.  If additional time (up to 60 days) is needed to review the request, the claimant (or representative) will be given written notice of the reason for the delay.  This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision.  If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based.  The notice also will include a statement that the claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents and other information relevant to the claim and a statement regarding the claimant’s right to bring an action under Section 502(a) of ERISA.

15.Attorneys’ Fees.  The parties shall each bear their own expenses, legal fees and other fees incurred in connection with this Plan.

16.Source of Payments.  All payments under the Plan will be paid from the general funds of the Company; no separate fund will be established under the Plan, and the Plan will have no assets.  No right of any person to receive any payment under the Plan will be any greater than the right of any other general unsecured creditor of the Company.

17.Inalienability.  In no event may any current or former employee of the Company or any of its subsidiaries or affiliates sell, transfer, anticipate, assign or otherwise dispose of any right or interest under the Plan.  At no time will any such right or interest be subject to the claims of creditors nor liable to attachment, execution or other legal process.

18.No Enlargement of Employment Rights.  Neither the establishment or maintenance or amendment of the Plan, nor the making of any benefit payment hereunder, will be construed to confer upon any individual any right to continue to be an employee of the Company.  The Company expressly reserves the right to discharge any of its employees at any time, with or without cause.  However, as described in the Plan, a Participant may be entitled to Severance Benefits depending upon the circumstances of his or her termination of employment.

19.Successors.  Any successor to the Company of all or substantially all of the Company’s business and/or assets (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or other transaction) will assume the obligations under the Plan and agree expressly to perform the obligations under the Plan in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession.  For all purposes under the Plan, the term “Company” will include any successor to the Company’s business and/or assets which become bound by the terms of the Plan by operation of law, or otherwise.

20.Applicable Law.  The provisions of the Plan will be construed, administered and enforced in accordance with ERISA and, to the extent applicable, the internal substantive laws of the state of Utah (but not its conflict of laws provisions).

21.Severability.  If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

22.Headings.  Headings in this Plan document are for purposes of reference only and will not limit or otherwise affect the meaning hereof.

23.Indemnification.  The Company hereby agrees to indemnify and hold harmless the officers and employees of the Company, and the members of its Board, from all losses, claims, costs or other liabilities arising from their acts or omissions in connection with the administration, amendment or termination of the Plan, to the maximum extent permitted by applicable law.  This indemnity will cover all such liabilities, including judgments, settlements and costs of defense.  The Company will provide this indemnity from its own funds to the extent that insurance does not cover such liabilities.  This indemnity is in addition to and not in lieu of any other indemnity provided to such person by the Company.

24.ARBITRATION.  THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS PLAN, THEIR INTERPRETATION, PARTICIPANT’S EMPLOYMENT WITH THE COMPANY OR THE TERMS of employment THEREOF, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”).  THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA.  EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY.  ANY ARBITRATION WILL OCCUR IN UTAH, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 24.  THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE UTAH RULES OF CIVIL PROCEDURE. THE PARTIES AGREE that the arbitrator shall issue a written decision on the merits. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW,

AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW.  THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES.  THE ARBITRATOR SHALL APPLY SUBSTANTIVE UTAH LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION.  THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION.  THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD.  THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW.  THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.  NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THE PLAN AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE.  SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH

CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

25.Additional Information.

Plan Name:	Cricut, Inc. Executive Change in Control and Severance Plan

Plan Sponsor:	Cricut, Inc.
10855 South River Front Parkway
South Jordan, Utah 84095
(385) 351-0633

Identification Numbers:	EIN: 87-0282025
PLAN:

Plan Year:	Company’s fiscal year

Plan Administrator:	Cricut, Inc.
Attention: Administrator of the Cricut, Inc. Executive
Change in Control and Severance Plan
10855 South River Front Parkway
South Jordan, Utah 84095
(385) 351-0633

Agent for Service of	Cricut, Inc.
Legal Process:	Attention: General Counsel
10855 South River Front Parkway
South Jordan, Utah 84095
(385) 351-0633

Service of process also may be made upon the Administrator.

Type of Plan	Severance Plan/Employee Welfare Benefit Plan

Plan Costs	The cost of the Plan is paid by the Company.

26.Statement of ERISA Rights.

As a Participant under the Plan, you have certain rights and protections under ERISA:

You may examine (without charge) all Plan documents, including any amendments and copies of all documents filed with the U.S. Department of Labor.  These documents are available for your review in the Company’s human resources department.

You may obtain copies of all Plan documents and other Plan information upon written request to the Administrator.  A reasonable charge may be made for such copies.

In addition to creating rights for Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan.  The people who operate the Plan (called “fiduciaries”) have a duty to do so prudently and in the interests of you and the other Participants.  No one, including the Company or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit under the Plan or exercising your rights under ERISA.  If your claim for a severance benefit is denied, in whole or in part, you must receive a written explanation of the reason for the denial.  You have the right to have the denial of your claim reviewed.  (The claim review procedure is explained in Section 14 above.)

Under ERISA, there are steps you can take to enforce the above rights.  For example, if you request materials and do not receive them within 30 days, you may file suit in a federal court.  In such a case, the court may require the Administrator to provide the materials and to pay you up to $110 a day until you receive the materials, unless the materials were not sent due to reasons beyond the control of the Administrator.  If you have a claim which is denied or ignored, in whole or in part, you may file suit in a federal court.  If it should happen that you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court.

In any case, the court will decide who will pay court costs and legal fees.  If you are successful, the court may order the person you have sued to pay these costs and fees.  If you lose, the court may order you to pay these costs and fees, for example, if it finds that your claim is frivolous.

If you have any questions regarding the Plan, please contact the Administrator.  If you have any questions about this statement or about your rights under ERISA, you may contact the nearest area office of the Employee Benefits Security Administration (formerly the Pension and Welfare Benefits Administration), U.S. Department of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W. Washington, D.C. 20210.  You also may obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Appendix A

Cricut, Inc. Executive Change in Control and Severance Plan
Participation Agreement

Cricut, Inc. (the “Company”) is pleased to inform you, the undersigned, that you have been selected to participate in the Company’s Executive Change in Control and Severance Plan (the “Plan”) as a Participant.

A copy of the Plan was delivered to you with this Participation Agreement.  Your participation in the Plan is subject to all of the terms and conditions of the Plan.  The capitalized terms used but not defined herein will have the meanings ascribed to them in the Plan.

The Plan describes in detail certain circumstances under which you may become eligible for Severance Benefits.  As described more fully in the Plan, you may become eligible for certain Severance Benefits if you experience a Qualifying Termination.

1.Qualifying Termination.  Upon your Qualifying Termination, subject to the terms and conditions of the Plan, you will receive:

(a)Cash Severance Benefits.  A lump-sum payment equal to 12 months of your Base Salary (less applicable withholding taxes) plus 100% of your target annual bonus as in effect for the fiscal year in which your Qualifying Termination occurs, which will be paid on the later of (i) Severance Start Date or (ii) on or as soon as administratively practicable following the closing date of the applicable Change in Control.

(b)Equity Award Vesting Acceleration.  100% of your then-outstanding and unvested Equity Awards will become vested in full and, to the extent applicable, become immediately exercisable (it being understood that forfeiture of any equity awards due to termination of employment will be tolled to the extent necessary to implement this section (c)).  If, however, an outstanding Equity Award is to vest and/or the amount of the award to vest is to be determined based on the achievement of performance criteria, then, unless otherwise determined by the applicable agreement governing the Equity Award, the Equity Award will vest as to 100% of the amount of the Equity Award assuming the performance criteria had been achieved at target levels for the relevant performance period(s).

2.Exclusive Benefit.  In accordance with Section 8 of the Plan, the benefits, if any, provided under this Plan will be the exclusive benefits for a Participant related to his or her termination of employment with the Company and/or a change in control of the Company and will supersede and replace any severance and/or change in control benefits set forth in any offer letter, employment or severance agreement and/or other agreement between the Participant and the Company, including any equity award agreement. For the avoidance of doubt, if a Participant was otherwise eligible to participate in any other Company severance and/or change in control plan

(whether or not subject to ERISA), then participation in this Plan will supersede and replace eligibility in such other plan, except as otherwise provided in this paragraph.1

In order to receive any Severance Benefits for which you otherwise become eligible under the Plan, you must sign and deliver to the Company the Release, which must have become effective and irrevocable within the requisite period, and otherwise comply with the requirements under Section 6 of the Plan.

By your signature below, you and the Company agree that your participation in the Plan is governed by this Participation Agreement and the provisions of the Plan.  Your signature below confirms that: (1) you have received a copy of the Executive Change in Control and Severance Plan and Summary Plan Description; (2) you have carefully read this Participation Agreement and the Executive Change in Control and Severance Plan and Summary Plan Description and you acknowledge and agree to its terms in accordance with the terms of the Plan and this Participation Agreement; and (3) decisions and determinations by the Administrator under the Plan will be final and binding on you and your successors.

[Signature page follows]

[1]	NTD: To be updated for any executive who does not elect to participate in the tender and instead keeps his or her single-trigger CIC acceleration rights.

2

CRICUT, INC.	PARTICIPANT

Signature	Signature

Name	Name

Title	Date

Attachment:Cricut, Inc. Executive Change in Control and Severance Plan and Summary Plan Description

[Signature page to the Participation Agreement]

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Appendix B

Cricut, Inc. Executive Change in Control and Severance Plan
Release

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between [●] (“Employee”) and Cricut, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Employee was employed at-will by the Company;

WHEREAS, Employee signed Restrictive Covenant Agreement with the Company on [●] (the “Confidentiality Agreement”);

WHEREAS, the Company previously granted the Employee Equity Awards, each subject to an award agreement between the Company and Employee (each, an “Award Agreement”) and the Company’s [2021 Equity Incentive Plan] (the “Plan” and, together with the Award Agreements);

WHEREAS, Employee separated from employment with the Company effective [●] (the “Separation Date”);

WHEREAS, Employee is a participant in the Company’s Executive Change in Control and Severance Plan (the “Severance Plan”) pursuant to a Participation Agreement with the Company dated ____ (the “Participation Agreement”);

WHEREAS, any capitalized terms used but not defined in this Agreement will have the meanings given to them in the Plan; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

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COVENANTS

1.Consideration.  In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, the Company agrees as follows:

[For a termination occurring prior to a Change in Control:

a.Cash Severance Benefits.  If a Change in Control occurs within 3 months after the Separation Date, pursuant to 4(a) of the Severance Plan and Section 1(a) of the Participation Agreement, the Company agrees to pay Employee a lump sum amount of $[_____] (which represents [12] months of Employee’s Base Salary plus 100% of Employee’s target annual bonus as in effect for the fiscal year in which the Separation Date occurs) less applicable withholdings.  Such payment will be made to Employee in accordance with, and subject to the terms and conditions of, the Severance Plan and the Participation Agreement.

b.Equity Award Vesting Acceleration.  If a Change in Control occurs within 3 months after the Separation Date, Employee’s Equity Awards will be subject to the vesting acceleration provided under Section 4(b) of the Severance Plan and Section 1(b) of the Participation Agreement (the “Equity Award Vesting Acceleration”).

c.General.  Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1.

[For a termination occurring on or within 18 months following a Change in Control:

a.Cash Severance Benefits.  Pursuant to 4(a) of the Severance Plan and Section 1(a) of the Participation Agreement, the Company agrees to pay Employee a lump sum amount of $[_____] (which represents [12] months of Employee’s Base Salary plus 100% of Employee’s target annual bonus as in effect for the fiscal year in which the Separation Date occurs) less applicable withholdings.  Such payment will be made to Employee in accordance with, and subject to the terms and conditions of, the Severance Plan and the Participation Agreement.

b.Equity Award Vesting Acceleration.  Employee’s Equity Awards will be subject to the vesting acceleration provided under Section 4(b) of the Severance Plan and Section 1(b) of the Participation Agreement (the “Equity Award Vesting Acceleration”).

c.General.  Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1.

2.[Equity Awards.  The Parties agree that for purposes of determining the number of shares subject to Employee’s Equity Awards that have vested, Employee will be considered to have vested only up to the Separation Date and pursuant to the Equity Award Vesting Acceleration, if applicable.  Employee acknowledges that as of the Separation Date (but prior to the application of the Equity Award Vesting Acceleration, if applicable), each of Employee’s Equity Awards will have vested only as to the number of shares indicated below and no more.  The exercise of the vested

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portions of Employee’s options (if any) and any shares acquired through Employee’s Equity Awards shall continue to be governed by the terms and conditions of the Equity Agreements.

a.[_____]]

3.Benefits.  Employee’s health insurance benefits shall cease no later than [●], subject to Employee’s right to continue Employee’s health insurance under COBRA.  Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

4.Payment of Salary and Receipt of All Benefits.  Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

5.Release of Claims.  Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”).  Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a.any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional

6

misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, the following, each as may be amended, and except as prohibited by law: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the National Labor Relations Act; the Utah Antidiscrimination Act; the Utah Employment Relations and Collective Bargaining Act; the Utah Right to Work Act; the Utah Drug and Alcohol Testing Act; the Utah Minimum Wage Act; the Utah Protection of Activities in Private Vehicles Act; the Utah Employment Selection Procedures Act; and the Utah Occupational Safety and Health Act;

e.any and all claims for violation of the federal or any state constitution;

f.any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with Section 17, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits, workers’ compensation benefits, or compensation under the Utah Occupational Disease Act.

6.Unknown Claims. Employee acknowledges that Employee has been advised to consult with legal counsel and that Employee is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in Employee’s favor at the time of executing the release, which, if known by Employee, must have materially affected Employee’s settlement with the Releasees.  Employee, being aware of said principle, agrees to expressly waive any rights Employee may have to that effect, as well as under any other statute or common law principles of similar effect.

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7.No Pending or Future Lawsuits.  Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees.  Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

8.Application for Employment.  Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company.  Employee further agrees not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company.

9.Confidentiality.  Subject to Section 20 below governing Protected Activity, Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”).  Except as required by law, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties.  Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information.

10.Trade Secrets and Confidential Information/Company Property.  Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and all restrictive covenants.  Employee specifically acknowledges and agrees that any violation of the restrictive covenants in the Confidentiality Agreement shall constitute a material breach of this Agreement.  Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that Employee used in performing services for the Company.

11.No Cooperation.  Subject to Section 20 below governing Protected Activity, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so.  Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order.  If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints

8

against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

12.Nondisparagement.  The Parties agree to and reaffirm the covenants set forth in Section 6(c) of the Severance Plan.

13.Breach.  In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement, and such amount shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Agreement and the Confidentiality Agreement.

14.No Admission of Liability.  Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee.  No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

15.Nonsolicitation.  Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company.

16.Costs.  The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

17.ARBITRATION.  THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”).  THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA.  EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY.  ANY ARBITRATION WILL OCCUR IN UTAH, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 17.  THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE UTAH RULES OF CIVIL PROCEDURE.

9

THE PARTIES AGREE that the arbitrator shall issue a written decision on the merits. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW.  THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES.  THE ARBITRATOR SHALL APPLY SUBSTANTIVE UTAH LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION.  THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION.  THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD.  THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW.  THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.  NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE.  SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

18.Tax Consequences.  The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement.  Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon.  Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

19.Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement.  Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement.  Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

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20.Protected Activity Not Prohibited.  Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this paragraph is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.  Finally, nothing in this Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act.

21.No Representations.  Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement.  Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

22.Section 409A.  It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Releasees reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A.

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23.Severability.  In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

24.Attorneys’ Fees.  In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

25.Entire Agreement.  This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and the Equity Agreements.

26.No Oral Modification.  This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

27.Governing Law.  This Agreement shall be governed by the laws of the State of Utah, without regard for choice-of-law provisions.  Employee consents to personal and exclusive jurisdiction and venue in the State of Utah.

28.Effective Date.  [Employee understands that this Agreement shall be null and void if not executed by Employee within seven (7) days.  This Agreement will become effective on the date it has been signed by both Parties (the “Effective Date”).]

29.Counterparts.  This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned

[The remainder of this page is intentionally left blank; signature page follows]

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30.Voluntary Execution of Agreement.  Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees.  Employee acknowledges that:

(a)	Employee has read this Agreement;
(b)	Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;
(c)	Employee understands the terms and consequences of this Agreement and of the releases it contains;
(d)	Employee is fully aware of the legal and binding effect of this Agreement; and
(e)	Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated:
[EMPLOYEE]

Cricut, inc.

Dated:	By:
[Company Signatory]
[Title]